Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this registration statement on Amendment No. 1 to Form F-1 of Gateway Casinos & Entertainment Limited of our report dated December 18, 2018 relating to the consolidated financial statements of Gateway Casinos & Entertainment Limited, which appears in such registration statement. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, British Columbia, Canada

December 18, 2018